UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2022

First Financial Bankshares, Inc.

(Exact name of registrant as specified in its Charter)

Texas	0-07674	75-0944023
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 9, 2022, First Financial Bankshares, Inc. (the "Company") renewed, effective August 1, 2022, its Executive Recognition Agreement (each, an "Agreement") with each of the following executive officers of the Company (each, an "Employee"):

Name	Title
F. Scott Dueser	Chairman, President and CEO
David W. Bailey	Executive Vice President, Commercial Banking
Ronald D. Butler, II	Executive Vice President, Chief Administrative Officer
James R. Gordon	Executive Vice President, Chief Financial Officer
T. Luke Longhofer	Executive Vice President, Chief Lending Officer
J. Kyle McVey	Executive Vice President, Chief Accounting Officer
John Ruzicka	Executive Vice President, Chief Information Officer
Kirk W. Thaxton	Chairman, President and CEO, First Financial Trust and Asset Management Company, N.A.

A copy of the form of Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the following summary of the Agreement is qualified entirely by reference to the text of the Agreement.

Each Employee’s prior Executive Recognition Agreement, if applicable, expired on July 1, 2022, and was replaced by the Agreement.

The term of the Agreement commences effective August 1, 2022, and continues until the earliest to occur of (a) the Employee’s death, disability or retirement, (b) the termination of the Employee’s employment with the Company prior to a “change in control” (as defined in the Agreement) of the Company, or (c) August 1, 2024. Pursuant to the Agreement, if a change in control of the Company occurs during the term of the Agreement, the Agreement shall continue in effect for a period of two years from the date of any such change in control of the Company; and further, if a second change in control occurs within a period of two years from the date of the first change in control, the Agreement shall continue in effect for a period of two years from the date of the second change in control of the Company. If any benefit accrues and remains unpaid at the time the Agreement would otherwise have terminated, the Agreement will remain in effect until such benefit is paid in full solely for the purpose of permitting the Employee to enforce the full payment of such benefit.

The Agreement provides that if a change in control of the Company occurs, the Employee shall be entitled to benefits (described below) upon the subsequent termination of the Employee’s employment during the term of the Agreement, unless such termination is (a) because of the Employee’s death, disability or retirement, (b) by the Company “for cause” (as defined in the Agreement), or (c) by the Employee other than for “good reason” (as defined in the Agreement).

The Agreement also provides that if, within twenty-four months following a change in control of the Company, the Company terminates the Employee for any reason other than for cause, death, disability or retirement, or the Employee terminates his employment for good reason, then the Company shall pay or provide to the Employee, no later than the 15th day of the third month following the Employee’s date of termination, without regard to any contrary provisions of any applicable employee benefit plan, the following: (a) three-hundred percent (300%) in the case of Mr. Dueser's annual base salary payable by the Company immediately preceding the Date of Termination or two-hundred percent (200%) in the case of other executive officer's annual base salary payable by the Company immediately preceding the Date of Termination; (b) the targeted amount of the Employee's bonus prorated through the date of termination; and (c) a lump sum payment of the Employee's accrued but unused paid time off.

Notwithstanding the foregoing, if an Employee is a “key employee” within the meaning of Section 416(i) of the Internal Revenue Code of 1986, as amended, and the Employee has the right to receive a distribution as a result thereof, then the distribution to such key Employee upon termination of employment shall not commence earlier than six months following the date of termination.

Under the Agreement, if any payments or benefits to the Employee would constitute a “parachute payment” and would be subject to excise tax, then a calculation shall be made comparing (a) the net benefit to the Employee, after payment of such excise tax and all other federal, state, local, or foreign income, and employment taxes, to (b) the net benefit to the Employee if payments are limited to the extent necessary to avoid being subject to the excise tax. Only if the amount calculated under (a) above is less than the amount under (b) above will the payments be reduced to the minimum extent necessary to ensure that no portion of the payment to the Employee is subject to the excise tax. As of the date of this report, based on projected parachute payment amounts, no Employee would incur an excise tax and all parachute payments per the “net benefit” calculation would be fully deductible by the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Form of Executive Recognition Agreement, dated August 1, 2022

104 Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: August 10, 2022	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
Chairman, President and Chief Executive Officer